Exhibit 10.6

EXECUTION COPY

FIRST AMENDMENT TO

RESTRICTED STOCK AWARD AGREEMENT

This FIRST AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT, dated as of October 7, 2016 (this “Amendment”), is hereby entered into by and between SNAP Interactive, Inc., a Delaware corporation (the “Company”), and Clifford Lerner (the “Employee”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Restricted Stock Award Agreement, by and between the Company and the Employee, dated March 3, 2016 (the “Restricted Stock Agreement”).

WHEREAS, the Company desires to enter into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and between the Company, SAVM Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and A.V.M. Software, Inc., a New York corporation (“AVM”), whereby Merger Sub will merge with and into AVM, with AVM continuing as the surviving corporation (the “Merger”);

WHEREAS, pursuant to Section 1.6(b) of the Merger Agreement, and as a condition to the consummation of the Merger, the Employee shall enter into an amendment to the Restricted Stock Agreement;

WHEREAS, in connection with the Merger, the Company and the Employee desire to amend the vesting provisions of the Restricted Stock Agreement as provided herein; and

WHEREAS, Section 21 of the Restricted Stock Agreement provides that it may only be changed or modified in a writing that is approved by the Employee and the Company’s Board of Directors (the “Board”).

NOW, THEREFORE, pursuant to Section 21 of the Restricted Stock Agreement, in consideration of the mutual promises, conditions, and covenants contained herein and in the Restricted Stock Agreement, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

1. Section 2 of the Restricted Stock Agreement is amended by adding the following new paragraph to the end of Section 2 as follows:

For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a) “Closing Date” has the meaning ascribed to such term in the Merger Agreement.

(b) “Employment Agreement” means that certain Executive Employment Agreement by and between the Company and the Employee, dated April 10, 2013, and as amended on October 13, 2015 and October 7, 2016.

(c) “Merger” means the transactions contemplated by the Merger Agreement.

(d) “Merger Agreement” means that certain Agreement and Plan of Merger, by and between the Company, SAVM Acquisition Corporation, a Delaware corporation, and A.V.M. Software, Inc., a New York corporation, dated September 13, 2016.

2. Section 3 of the Restricted Stock Agreement is amended by deleting said Section in its entirety and replacing it with a new Section 3 as follows:

3. Vesting.

(a) Except as specifically provided in this Agreement, the Awarded Shares shall vest as follows:

(i) Forty percent (40%) of the total Awarded Shares shall vest on the first anniversary of the Closing Date, provided that the Employee has not incurred a Termination of Service prior to that date.

(ii) An additional thirty percent (30%) of the total Awarded Shares shall vest on the second anniversary of the Closing Date, provided that the Employee has not incurred a Termination of Service prior to that date.

(iii) The remaining thirty percent (30%) of the total Awarded Shares shall vest on the third anniversary of the Closing Date, provided that the Employee has not incurred a Termination of Service prior to that date.

(b) Notwithstanding the foregoing and subject to Sections 3(c) and (d) below, if, following the Closing Date, the Employee incurs a Termination of Service by the Company without Cause (as that term is defined in the Employment Agreement) or by the Employee for Good Reason (as that term is defined in the Employment Agreement), then all of the Awarded Shares not previously vested shall thereupon immediately become fully vested upon the date of such Termination of Service.

(c) Notwithstanding the foregoing, if, following the Closing Date, a Change in Control occurs, then all of the Awarded Shares not previously vested shall thereupon immediately become fully vested upon the date of such Change in Control, provided that the Employee has not incurred a Termination of Service prior to that date. For the avoidance of doubt, the Merger shall not constitute a Change in Control for purposes of this Section 3(c).

(d) Notwithstanding the foregoing, all of the Awarded Shares not previously vested shall become fully vested on the date of the Employee’s Termination of Service due to his death or Total and Permanent Disability.

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(e) Notwithstanding the foregoing and in addition to the Company’s rights set forth in Section 25, the Company shall have the right to require payment from the Employee, within ninety (90) days following the date the Awarded Shares vest, to cover any applicable taxes due upon the vesting of such Awarded Shares (the “Withholding Obligation”), and the Employee’s receipt of Common Stock for such vested Awarded Shares is specifically conditioned upon the Employee’s satisfaction of the Withholding Obligation. Payment of the Withholding Obligation may be made: (i) by the Employee directly to the Company; (ii) from a broker in connection with a sale of either shares to be acquired upon vesting of the Awarded Shares or other Common Stock of the Company owned by the Employee, provided such Common Stock was not acquired from the Company within the prior six (6) months; (iii) if the Board, in its sole discretion, so consents (which approval must include the affirmative vote of Jason Katz, provided he is serving as a member of the Board when such approval is sought), by the Company’s withholding of a number of shares of Common Stock to be acquired upon the vesting of the Awarded Shares, which shares so withheld have a fair market value equal to the Withholding Obligation; (iv) by such other method(s) (if any) as the Board, in its sole discretion, may consent (which approval must include the affirmative vote of Jason Katz, provided he is serving as a member of the Board when such approval is sought); or (v) by any combination of the above; provided, however, that (A) for Awarded Shares that vest in accordance with Section 3(a)(i), if any, the Company shall withhold, in full or partial satisfaction of the Withholding Obligation related to such vested Awarded Shares, the number of shares of Common Stock that would otherwise be acquired upon vesting of such Awarded Shares, having a fair market value equal to the lesser of (1) the Withholding Obligation and (2) an amount equal to the difference between $200,000 and the fair market value of shares of Common Stock withheld, if any, to satisfy the tax withholding obligations under that certain Restricted Stock Award Agreement, by and between the Company and the Employee, dated December 14, 2011 and as amended October 7, 2016, not to exceed $200,000, with the remaining amount of the Withholding Obligation related to such vested Awarded Shares, if any, to be satisfied by the Employee in accordance with the terms of this Agreement; or (B) if the Awarded Shares become vested in accordance with Section 3(b) on or prior to the 2nd anniversary of the Closing Date, the Employee shall have the right to select, from among the options discussed above in Section 3(e)(i) through Section 3(e)(v), the manner in which payment of the Withholding Obligation is made, including, without limitation, by the Company withholding shares of Common Stock as described in Section 3(e)(iii), regardless of the Board’s consent or lack thereof. The Employee shall forfeit any Awarded Shares for which he has not satisfied the Withholding Obligation in accordance with the terms of this Agreement.

3. The Restricted Stock Agreement, except as modified by this Amendment, shall remain in full force and effect.

4. Notwithstanding anything herein to the contrary, if the Merger is not consummated, then this Amendment shall be void and cease to be of further force or effect, and the agreements and obligations of the parties contained in the Restricted Stock Agreement shall continue to apply in accordance with the Restricted Stock Agreement’s terms, without giving effect to the terms of this Amendment.

[Remainder of Page Intentionally Left Blank;

Signature Page to Follow.]

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IN WITNESS WHEREOF, the Board, to evidence its consent to this Amendment, has caused this Amendment to be executed by a duly authorized officer of the Company, and the Employee, to evidence his consent and approval of all of the terms hereof, has duly executed this Amendment, as of the date first written above.

SNAP INTERACTIVE, INC.:

By:	/s/ Alexander Harrington
Name:	Alexander Harrington
Title:	Chief Executive Officer

THE Employee:

/s/ Clifford Lerner
Signature

Name:	Clifford Lerner
Address	450 West 42nd NY, NY 10036

Signature Page to

First Amendment to Restricted Stock Award Agreement

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